Exhibit 23.2

Porch.com, Inc.

2201 1st Avenue South, Suite 300

Seattle, WA 98134

Consent of Registered Independent Public Accounting Firm

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-252120) of our report dated June 11, 2021, on our audits of the financial statements of Homeowners of America Holding Corporation. We also consent to the references to our firm under the captions “Experts” and “Selected Financial Data.”

/s/ JLK Rosenberger, LLP

Addison, Texas

June 21, 2021